UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2023

Date of Report (Date of earliest event reported)

ROYALTY MANAGEMENT HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40233	86-1599759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way Fishers, Indiana	46038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 855-9926

American Acquisition Opportunity Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMAO	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AMAOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2023, American Acquisition Opportunity Inc. (the “Company”) completed its previously-announced business combination pursuant to the terms of an Agreement and Plan of Merger dated June certain Agreement and Plan of Merger, dated as of June 28, 2022, as amended on November 27, 2022 and April 28, 2023 (as amended, the “Business Combination Agreement”), by and among American Acquisition Opportunity, Royalty Management Corporation, a Indiana corporation (“Royalty”), and Royalty Merger Sub, Inc., an Indiana corporation and a wholly owned subsidiary of American Acquisition Opportunity (“Merger Sub”), and the transactions contemplated thereby (the “Business Combination”).

In connection with the Business Combination, Mark Jensen and Kirk Taylor resigned from the board of directors of the Company. Mr. Jensen also resigned as Chief Executive Officer of the Company although Kirk P. Taylor will remain as Chief Financial Officer. Mr. Sauve is the Chief Executive Officer of the Company post Business Combination.

In addition, Julie K. Griffith has joined the board of directors of the Company. Ms. Griffith, age 66, has over 30 years of public policy experience in both the public and private sector. Ms. Griffith joined the Ball State University Board of Trustees in 2022 and is the current executive vice president for Strategy, Partnerships, and Outreach for the Indiana Innovation Institute. Within this role, she is able to highlight her strategic vision, rich background in government affairs, and business development and marketing experience. Before joining the Indiana Innovation Institute, Griffith served as the vice president of Public Affairs for Purdue University and worked with Duke Energy in a variety of roles, including vice president for Government Affairs and Foundation Relations. Before that she worked for the Texas-based energy company Spectra Energy and its predecessor companies. Griffith has an extensive background in marketing, business development, and government and regulatory affairs. Ms. Griffith graduated from Ball State University in 1979 with a Bachelor of Science degree in Political Science.

Each of the committees consists only of independent directors and all members of the audit committee. The committees of the board of directors of the Company post- Business Combination are as follows;

Audit Committee

Julie K. Griffith (Chair)

Daniel J. Hasler (Independent Director)

Gary Ehlebracht (Independent Director)

Nominating Committee

Julie K. Griffith (Independent Director)

Daniel J. Hasler (Independent Director)

Gary Ehlebracht (Chair)

Compensation Committee

Julie K. Griffith (Independent Director)

Daniel J. Hasler (Chair)

Gary Ehlebracht (Independent Director)

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2023

ROYALTY MANAGEMENT HOLDING CORPORATION

By:	/s/ Thomas Sauve
Name:	Thomas Sauve
Title:	Chief Executive Officer

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